EXHIBIT 10.33

FIRST AMENDMENT
WEINGARTEN REALTY RETIREMENT PLAN

WHEREAS, the Company previously adopted the Weingarten Realty Retirement Plan (hereinafter the “Plan”), as Amended and Restated Effective April 1, 2002, and

WHEREAS, the Company reserved the right to amend the Plan from time to time in Article VIII of the Plan: and

WHEREAS, the Company now desires to amend the Plan to revise the benefit formula;

NOW THEREFORE, the Plan is hereby amended as set forth below as of October 1, 2003:

Section 5.2(a)(1) is deleted in its entirety and replaced as follows:

(a)	An eligible Grandfathered Participant’s monthly normal retirement benefit shall be equal to 1/12th of the following:

(1)	1.50 percent of the Grandfathered Participant’s Average Annual Earnings multiplied by his number of years of “adjusted Credited Service” at retirement; minus

IN WITNESS WHEREOF,  this Plan has been executed the 31st day of December 2003.

WEINGARTEN REALTY INVESTORS
By: /s/ John Stacy
John Stacy
EMPLOYER